Exhibit 99.1

Maison Solutions Announces Reverse Stock Split

MONTEREY PARK, CA, July 20, 2026 - Maison Solutions Inc. (NASDAQ:MSS) (“Maison Solutions” or the “Company”), a specialty grocery retailer offering traditional Asian food and merchandise to U.S. consumers, today announced that, as previously approved by the stockholders of the Company, it will implement a 1-for-5 reverse stock split of its outstanding shares of Class A common stock, effective on July 22, 2026, at 12:01 a.m. Eastern Time (the “Reverse Split”). The Company’s Class A common stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MSS” and will begin trading on a split-adjusted basis at the opening of the market on July 22, 2026, with a new CUSIP number 560667404.

The Reverse Split was authorized by the holders of a majority of the Company’s outstanding stock entitled to vote on October 19, 2025, and approved by the Company’s Board of Directors on June 26, 2026. The Reverse Split is intended to maintain compliance with the $1.00 minimum bid price requirement for continued listing of the Company’s Class A common stock on Nasdaq.

As of the effective time of the Reverse Split, every five (5) shares of issued and outstanding Class A common stock will automatically be combined and converted into one share. On the same 1-for-5 basis, and pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company’s Class B common stock (all of which is held by John Xu, the Company’s Chief Executive Officer) will also be combined, from 300,000 shares to 60,000 shares. In addition, the exercise prices of, and the number of shares subject to, the Company’s outstanding warrants, and the conversion prices of the Company’s outstanding convertible securities, if any, will likewise be proportionately adjusted in accordance with their respective terms. Proportionate adjustments will be made to the number of shares issued and issuable under the Company’s existing stock incentive plans.

No fractional shares of common stock will be issued in connection with the Reverse Split. Stockholders who would otherwise hold a fractional share of common stock as a result of the Reverse Split will have such fractional share rounded up to the nearest whole share of common stock. VStock Transfer, LLC will act as the exchange agent for the Reverse Split and will provide stockholders with a transaction statement reflecting their post-split shareholdings. The number of authorized shares of common stock and the par value per share will remain unchanged.

About Maison Solutions Inc.

Maison Solutions Inc. is a U.S.-based specialty grocery retailer offering traditional Asian food and merchandise, particularly to members of Asian-American communities. The Company is committed to providing Asian fresh produce, meat, seafood, and other daily necessities in a manner that caters to traditional Asian-American family values and cultural norms, while also accounting for the new and faster-paced lifestyle of younger generations and the diverse makeup of the communities in which the Company operates. As of 2026, the Company operates one traditional Asian supermarket in the Los Angeles, California area under the HK Good Fortune brand name and three supermarkets in the Phoenix and Tucson, Arizona metropolitan areas under the Lee Lee International Supermarket brand name. To learn more about Maison Solutions, please visit the Company’s website at www.maisonsolutionsinc.com. Follow us on LinkedIn and X.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. Forward-looking statements may include, but are not limited to, statements related to the Reverse Split, the effectiveness of the Certificate of Amendment, and the Company’s ability to regain or maintain compliance with Nasdaq’s minimum bid price requirement, as well as statements, other than historical facts, that address activities, events or developments that the Company intends, expects, projects, plans, believes or anticipates will or may occur in the future. These forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K and any updates thereto under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC, copies of which are available on the SEC’s website at www.sec.gov. Additionally, new risk factors emerge from time to time, and it is not possible for us to predict all such risk factors or to assess the impact such risk factors might have on our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, that occur after the date of this release, except as required by law.

Investor Relations Contact

info@maisonsolutionsinc.com